     As filed with the Securities and Exchange Commission on July 3, 1997
                                                    Registration No. 333-
                                                                         ----
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ------------------------------
                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                        ------------------------------

                               DAVOX CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                       02-0364368
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)


                            6 Technology Park Drive
                        Westford, Massachusetts  01886
              (Address of Principal Executive Offices) (Zip Code)

                             ---------------------

                       Davox Corporation 1996 Stock Plan
                           (Full Title of the Plan)

                             ---------------------

                           Timothy C. Maguire, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                    (Name and Address of Agent For Service)

                                (617) 248-7000
         (Telephone Number, Including Area Code, of Agent For Service)

--------------------------------------------------------------------------------

                        Calculation Of Registration Fee

                                           Proposed          Proposed
                                           Maximum           Maximum
Title of Securities     Amount to be    Offering Price       Aggregate         Amount of
 to be Registered        Registered       Per Share       Offering Price    Registration Fee
 ----------------       ------------      ---------       --------------    ----------------
Common Stock,           450,000 (1)     $34.375(2)        $15,468,750.00          $4,688.00
$.10 par value

   (1) The amount of shares to be registered reflects a three-for-two stock split effective May 28, 1997.

   (2) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, the price of $34.375 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 1, 1997, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

================================================================================

   This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-16209 on Form S-8 as filed with the Securities and Exchange Commission on November 15, 1996 relating to the Davox Corporation 1996 Stock Plan is effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.        Description of Exhibit
-----------        ----------------------

4.1                Davox Corporation 1996 Stock Plan, as amended

5.1                Opinion of Testa, Hurwitz & Thibeault, LLP

23.1               Consent of Arthur Andersen LLP

23.2               Consent of Testa, Hurwitz & Thibeault, LLP
                   (included in Exhibit 5.1)

24.1               Power of Attorney (found on Page 2 of this Registration
                   Statement)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, State of Massachusetts, on July 3, 1997.

                              DAVOX CORPORATION


                              By: /s/ Alphonse M. Lucchese
                                 ----------------------------------
                                 Alphonse M. Lucchese
                                 President, Chief Executive Officer and Chairman


                        POWER OF ATTORNEY AND SIGNATURES

   EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alphonse M. Lucchese and Timothy C. Maguire and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Davox Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                             Title(s)                 Date
   ---------                             --------                 ----

/s/ Alphonse M. Lucchese
-------------------------    President, Chief Executive            July 3, 1997
Alphonse M. Lucchese         Officer and Chairman

/s/ John J. Connolly
-------------------------    Vice President Finance and Chief      July 3, 1997
John J. Connolly             Financial Officer


-------------------------    Director                              ______, 1997
Michael D. Kaufman

/s/ Walter J. Levison
-------------------------    Director                              July 3, 1997
Walter J. Levison

/s/ R. Scott Asen
-------------------------    Director                              July 3, 1997
R. Scott Asen


                                 EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
4.1             Davox Corporation 1996 Stock Plan, as amended

5.1             Opinion of Testa, Hurwitz & Thibeault, LLP

23.1            Consent of Arthur Andersen LLP

23.2            Consent of Testa, Hurwitz & Thibeault, LLP (included in
                Exhibit 5.1)

24.1            Power of Attorney (found on Page 2 of this Registration
                Statement)